Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 114 to the Registration Statement on Form N-1A of Fidelity Advisor Series VIII: Fidelity Advisor Value Leaders Fund of our report dated December 10, 2013; Fidelity Advisor Diversified International Fund, Fidelity Advisor Emerging Asia Fund, Fidelity Advisor Overseas Fund and Fidelity Advisor Global Capital Appreciation Fund of our reports dated December 11, 2013; and Fidelity Advisor Global Equity Income Fund of our report dated December 17, 2013 relating to the financial statements and financial highlights included in the October 31, 2013 Annual Report to Shareholders of the above referenced funds which is also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Boston, Massachusetts December 20, 2013